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                                                                    EXHIBIT 99.1

                   TELECOMMUNICATION SYSTEMS, INC. TO ACQUIRE

                               XYPOINT CORPORATION


         MERGED COMPANY TAKES THE LEAD IN MOBILE INTELLIGENT MESSAGING(TM)


         Annapolis, MD, --November 15, 2000 -- TeleCommunication Systems, Inc. (Nasdaq: TSYS) said today that it has signed a definitive agreement to acquire Xypoint Corporation, a privately held company based in Seattle, WA, in a stock-for-stock transaction with a fixed exchange ratio.

         TeleCommunication Systems (TCS) is a leading developer of software and services that allow the telecommunication carrier customers to receive and transmit data messages wirelessly. Xypoint, a leader in wireless location technology since 1996, enables carriers to locate mobile devices, protect privacy, and facilitate the delivery of Intelligent Messaging to the core of carrier networks. We believe Xypoint operates the most widely deployed platform for wireless commerce and E911, and commercial location services.

STRATEGIC & OPERATIONAL SIGNIFICANCE OF THE ACQUISITION

         "Together, we believe our two companies are among the most powerful messaging players in the wireless industry," said Maurice Tose, TCS Chairman, CEO and President. "By uniting these two companies, our products will be available to a base of more than 7 million end users and 30 carrier customers worldwide, including three of the top four domestic wireless carriers. But the benefit goes far beyond the immediate increase in our market opportunity. Xypoint increases our depth and breadth within the carrier, Internet and enterprise markets. We believe this acquisition will help us to accelerate our roll out of wireless application service provider (ASP) and service bureau offerings," Tose said.

         "Our customers tend to be telecommunications carriers and enterprises instead of end users. That means that we are not widely known to the general public. But it also means that our technology is embedded deep inside the infrastructure of wireless carriers, and we believe our ability to access the intelligence that resides in these networks will be enhanced by this transaction. For carriers such as Verizon, Vodafone, and VoiceStream, TCS is known as the 'brand behind the brand.'"
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         "Products and operations issues consistent with this vision have driven the acquisition of Xypoint. Accordingly, we believe we can realize immediate synergies between the two companies, and we will begin immediately to aggressively maximize the benefits of Xypoint in that regard," he said.

         Ken Arneson, Xypoint President and CEO, said, "We will be the first to deliver on the promise of Intelligent Messaging for wireless carriers and enterprise networks. We will begin work immediately to bring an enterprise version of Xypoint's wireless e-mail service, Nomad(TM), to market, and we will also seek to integrate our Mobile Positioning Center into the TCS network to leverage TCS' role as a software provider that powers the core of carrier networks."

TERMS OF THE TRANSACTION

         Xypoint shareholders will receive 4.3 million shares of TCS Class A Common Stock in a fixed exchange ratio. After the acquisition, which will be accounted for as a purchase, Xypoint shareholders will own approximately 14 percent of TCS stock on a fully diluted basis. The transaction is expected to close in January 2001, subject to regulatory and requisite shareholder approvals; and registration of the shares to be issued in conjunction with this transaction with the SEC.

         Xypoint generated $5.5 million of service bureau revenue in the first 9 months of 2000, of which $2.3 million was in the third quarter.

         TCS recently reported that for its FY 2000 third quarter ended September 30, 2000, revenues from its Network Applications segment increased by 35 percent over the preceding quarter and 96 percent over the same quarter last year. Total revenues for its most recent quarter, inclusive of the company's communications engineering services business, were $16.4 million.

         TCS was advised by Chase H&Q. Broadview, Int'l served as Xypoint's financial advisor.

CONFERENCE CALL AND WEBCAST FOR INVESTORS SET FOR TODAY AT 11:00 AM EST:

         The company has scheduled a conference call for investors for later today at 11:00 AM EST, which will be webcast on the TCS website, www.telecomsys.com. Dial in number for domestic conference call participants is 1-888-497-4618. PostView is available for 48 hours following the conference call at 12:30 EST at 1-800-633-8284, reservation number is 16954942. Tose said that in the call he will focus on strategic issues, including the company's pursuit of higher margin revenues, plus other issues relating to the acquisition.

ABOUT TELECOMMUNICATION SYSTEMS, INC.

         TeleCommunication Systems, Inc. (TCS) of Annapolis, Maryland, is a leading developer of network applications that enable the delivery of Internet content, short messages and enhanced
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data communication services to a wide variety of wireless devices, including phones, two-way pagers and personal digital assistants. TCS also develops custom software applications and provides communications engineering services. Visit the web site at www.telecomsys.com

ABOUT XYPOINT CORPORATION

         Xypoint hosts the leading software and network services platform for wireless location and commerce. Xypoint enables content providers, merchants and corporations to provide their customers and employees the ability to access and act upon relevant information via any wireless device. Since its founding in 1996, the company has pioneered the field of "location technology" vital to E911 service and now generates revenues from more than 5 million subscribers. This year, the company launched Infolink(TM), the first Internet service to work with any digital phone, and Nomad (TM), a wireless e-mail service that allows subscribers to access and respond to e-mail anytime anywhere, on their current digital phone. Consumers can register for Infolink and other Xypoint services at www.webwirelessnow.com. Xypoint serves numerous corporations including Verizon, U.S. Cellular, Cricket Communications and 12 other carriers. Additionally, Xypoint has partnered with Critical Path, Nexus, Nessicom, AirFlash, NextBus, Vicinity and GeoVector, along with Paging Network Inc., Metrocall Inc., and WebLinkWireless. For more information about Xypoint, please visit www.xypoint.com.

         This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The actual results realized by TCS could differ materially from the statements made herein, depending in particular upon the risks and uncertainties described in TCS' filings with the Securities and Exchange Commission relating to the ability of TCS to (i) focus its business on network application software products and related services, (ii) continue to rely on Lucent Technologies, Inc. to market and sell the Company's network applications and for other relevant support, (iii) adapt and integrate new technology into its products, (iv) expand its business offerings in the new wireless data industry, (v) capitalize on opportunities in the marketplace and TCS' future financial results (vi) develop software without any errors or defects, (vii) implement its sales and marketing strategies, and (viii) or achieve the synergies expected from the Xypoint acquisition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. TCS undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

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